                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                              AS OF APRIL 29, 1999
                           COMMISSION FILE NO. 1-8968



                         ANADARKO PETROLEUM CORPORATION

               17001 NORTHCHASE DRIVE, HOUSTON, TEXAS 77060-2141
                                 (281) 875-1101




Incorporated in the                                   Employer Identification
 State of Delaware                                         No. 76-0146568

ITEM 5.  OTHER EVENTS

         Anadarko Petroleum Corporation (NYSE: APC) today announced financial and operating results for the first quarter of 1999.

         For 1999's first quarter, Anadarko reported a net loss available to common stockholders of $23.1 million, or 19 cents per share (diluted), on $136 million of revenues. The loss reflects a non-cash charge of $20 million before taxes ($13.3 million after taxes) related to its remaining operations in Eritrea as a result of drilling an unsuccessful exploration well. By comparison, during the first quarter of 1998, Anadarko had net income of $7 million, or 6 cents per share (diluted), on $147 million of revenues.

         Excluding the foreign impairment, the company's net loss for the first three months of 1999 was $9.8 million, or 8 cents per share (diluted). In addition to the charge for Eritrea, the company attributed the decrease in revenues and earnings during 1999's first quarter primarily to significantly lower commodity prices, higher interest expense and preferred stock dividends.

         Robert J. Allison, Jr., Chairman, President and CEO, said, "The loss in the first quarter is mainly due to low prices -- but prices have begun to recover. Since early March we've seen almost a 50% improvement in oil prices and a 30% increase in gas prices. We can't change prices . . . that's the macroenvironment in which we live. What we can do is distinguish ourselves from our peers in the way that we deal with the adversity that low prices bring.

         "We've concentrated capital spending on plays and projects -- in Algeria, Alaska and the sub-salt trend in the Gulf of Mexico -- that add real economic value for our stockholders. At the same time, we've taken steps to conserve cash and cut costs. We are deferring some projects, especially in southwest Kansas and west Texas, until our realized prices improve. These are deferrals -- not lost opportunities."

1999 FIRST QUARTER PRODUCTION INCREASES

         During the first quarter of 1999, Anadarko produced 12.9 million energy equivalent barrels, up 14% from 11.3 million barrels in 1998's same period. The increase was attributed primarily to oil production from the company's operations in Algeria, which came onstream in May 1998.

         Anadarko's production from its operations in Algeria averaged about 60,000 gross barrels of oil per day during 1999's first quarter. Under the recent OPEC cutbacks, the company's Algerian production currently is averaging about 53,600 gross barrels of oil per day. However, the increase in oil prices due to the OPEC cutbacks is expected to have a positive impact on the company's revenues and earnings.

         Anadarko's oil production for the first three months of 1999 rose 76% to an average of 44,000 barrels per day, up from 25,000 barrels per day in 1998's corresponding period. The higher oil production volumes were offset by a 19% decline in 1999's first quarter oil prices. Anadarko's average oil price for the first quarter of 1999 was $10.60 per barrel, off 19% from $13.02 per barrel a year ago.

         In 1999's first quarter, the company's natural gas production averaged 489 million cubic feet per day, level with the same period in 1998. Anadarko's wellhead price for natural gas was $1.59 per thousand cubic feet (Mcf) for the first quarter of 1999, off 21% from $2.02 per Mcf a year ago.

         During the first three months of 1999, Anadarko's natural gas liquids
(NGLs) sales volumes averaged 18,000 barrels per day, a 4% decline compared to 19,000 barrels per day in 1998's first quarter. The company's average price for NGLs was $8.60 per barrel in 1999's first quarter, 26% below an average price of $11.68 per barrel a year ago.

         Anadarko has maintained active exploration and development drilling programs in the first quarter. About two-thirds of Anadarko's capital investment program for 1999 will go to three large development projects that are expected to provide substantial growth for the company over the next three years. The three are:

* ALASKA -- On Alaska's North Slope, the production facility for the Alpine oil field is now about 65% complete and drilling of the initial development wells has begun. In addition, two exploration wells were drilled in early 1999 on satellite prospects north of Alpine. However, the results have not yet been disclosed by the operator. Alpine is scheduled to begin production at a rate of 40,000 gross barrels of oil per day in mid-2000. Anadarko has a 22% working interest in Alpine. ARCO Alaska, Inc., as operator, holds the remaining 78% working interest.

* ALGERIA -- Development plans are progressing for Anadarko's second major field development project. Algeria's Council of Ministers approved the Exploitation License decree for the Qoubba field (now called Ourhroud) in February 1999. The company expects to invite bids for an engineering, procurement and construction contract for the field during the second quarter of 1999. Construction of the production facility at Ourhroud is expected to get underway in 2000 with first production anticipated in mid-2002, ramping up to about 230,000 gross barrels of oil per day.

* GULF OF MEXICO -- Additional drilling continues at Anadarko's Tanzanite and Hickory fields in the Gulf of Mexico's sub-salt play, where discoveries were made in 1998. During 1999 and early 2000, Anadarko plans to continue development of both fields with production expected to begin in the second half of 2000. The company will also seek to leverage its technical advantage in the sub-salt play into a stronger acreage position during 1999. For competitive reasons, the level of details disclosed about the sub-salt program will be limited over the next few months.

Comparative financial highlights follow (amounts in millions, except per share data):

                                      QUARTER ENDED MARCH 31
                                      ----------------------
                                        1999         1998
                                      --------     ---------
Net income (loss)
 available to common
 stockholders                         $  (23.1)*   $    7.0
Earnings (loss) per
 share - diluted                      $  (0.19)*   $   0.06
Revenues                              $  136.4     $  147.0
Average common shares
 outstanding                             120.5        119.8

* Includes a non-cash charge of $20 million before taxes ($13.3 million after taxes) related to the company's remaining operations in Eritrea. Excluding the foreign impairment, the net loss was $9.8 million, or $0.08 per share (diluted).

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurances, however, can be given that its goals will be achieved. See Additional Factors Affecting Business in the Management's Discussion and Analysis (MD&A) included in the Company's 1998 Annual Report on Form 10-K.

                         ANADARKO PETROLEUM CORPORATION

                                                                                     QUARTER ENDED
SUMMARY FINANCIAL INFORMATION                                                          MARCH 31
                                                                              -----------------------------
$ and shares in millions                                                          1999             1998
                                                                              ============     ============
REVENUES
                                                                              ------------     ------------
Gas sales                                                                     $       77.8     $       93.5
Oil and condensate sales                                                              43.6             31.4
Natural gas liquids and other                                                         15.0             22.1
                                                                              ------------     ------------
Total                                                                                136.4            147.0
                                                                              ============     ============
COSTS AND EXPENSES
                                                                              ------------     ------------
Operating expenses                                                                    34.1             40.3
Administrative and general                                                            24.4             21.2
Depreciation, depletion and amortization                                              56.5             51.3
Other taxes                                                                            9.3             10.8
Impairments related to international properties                                       20.0               --
                                                                              ------------     ------------
Total                                                                                144.3            123.6
                                                                              ============     ============
Operating Income (Loss)                                                               (7.9)            23.4
INTEREST EXPENSE                                                                      18.6             12.4
                                                                              ============     ============
Income (Loss) before Income Taxes                                                    (26.5)            11.0
INCOME TAXES                                                                          (6.1)             4.0
                                                                              ============     ============
NET INCOME (LOSS)                                                             $      (20.4)    $        7.0
                                                                              ============     ============
Preferred Stock Dividends                                                              2.7               --
                                                                              ============     ============
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                            $      (23.1)    $        7.0
                                                                              ============     ============
PER COMMON SHARE
                                                                              ------------     ------------
Net income (loss) - basic                                                     $      (0.19)    $       0.06
Net income (loss) - diluted                                                   $      (0.19)    $       0.06
Dividends                                                                     $       0.05     $     0.0375
                                                                              ------------     ------------
AVERAGE NUMBER OF SHARES OUTSTANDING                                                 120.5            119.8
                                                                              ============     ============
CASH FLOW FROM OPERATIONS BEFORE CHANGES IN ASSETS AND LIABILITIES
                                                                              ------------     ------------
Net income (loss)                                                             $      (20.4)    $        7.0
Depreciation, depletion and amortization                                              56.5             51.3
Amortization of restricted stock                                                       0.3              0.3
Deferred U.S. income taxes                                                           (10.7)             4.0
Impairments related to international properties                                       20.0               --
                                                                              ------------     ------------
Total                                                                         $       45.7     $       62.6
                                                                              ============     ============
CAPITAL EXPENDITURES
                                                                              ------------     ------------
Capital spending                                                              $       84.3     $      240.8
Capitalized interest                                                                   5.5              5.9
Capitalized overhead                                                                  22.0             21.4
                                                                              ------------     ------------
Total                                                                         $      111.8     $      268.1
                                                                              ============     ============
CAPITALIZATION
                                                                              ------------     ------------
Long-term debt                                                                $    1,560.8     $    1,095.1
Stockholders' equity                                                               1,234.5          1,122.7
                                                                              ------------     ------------
Total                                                                         $    2,795.3     $    2,217.8
                                                                              ============     ============
CAPITALIZATION RATIOS
                                                                              ------------     ------------
Long-term debt                                                                          56%              49%
Stockholders' equity                                                                    44%              51%
                                                                              ------------     ------------
TOTAL ASSETS                                                                  $    3,657.8     $    3,189.8
                                                                              ============     ============

                                                                 QUARTER ENDED
VOLUMES AND PRICES                                                 MARCH 31
                                                          ---------------------------
                                                              1999           1998
                                                          ============   ============
NATURAL GAS
                                                          ------------   ------------
Volumes, billion cubic feet                                       44.0           44.0
Average daily volumes, million cubic feet per day                  489            489
Price per thousand cubic feet                             $       1.59   $       2.02

                                                          ------------   ------------
CRUDE OIL AND CONDENSATE
                                                          ------------   ------------
Volumes, thousand barrels                                        3,968          2,251
Average daily volumes, thousand barrels per day                     44             25
Price per barrel                                          $      10.60   $      13.02

                                                          ------------   ------------
NATURAL GAS LIQUIDS
                                                          ------------   ------------
Volumes, thousand barrels                                        1,632          1,704
Average daily volumes, thousand barrels per day                     18             19
Price per barrel                                          $       8.60   $      11.68

                                                          ------------   ------------
TOTAL ENERGY EQUIVALENT BARRELS
                                                          ------------   ------------
Volumes, million EEBs                                             12.9           11.3

                                                          ============   ============

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED DULY AUTHORIZED OFFICER AND PRINCIPAL FINANCIAL OFFICER.



                                        ANADARKO PETROLEUM CORPORATION
                                                (REGISTRANT)




April 29, 1999                                   MICHAEL E. ROSE
                                     ------------------------------------------
                                            Michael E. Rose - Senior Vice
                                       President, Finance and Chief Financial
                                                      Officer